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                                                                  Exhibit (a)(4)

                   NICHOLAS-APPLEGATE GROWTH EQUITY FUND, INC.

                              ARTICLES OF AMENDMENT

     NICHOLAS-APPLEGATE GROWTH EQUITY FUND, INC., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article EIGHTH of the Charter of the Corporation is hereby amended as follows:

     The following new Section (12) is hereby added:

          (12) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal. This Section 12 shall not protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he or she would be otherwise subject by reason of willful misfeasance, bad faith, xxxxxx negligence, or reckless disregard of the duties involved in xxx conduct of his or her office.

     SECOND: The amendment does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the charter of the Corporation was advised by the Board of Directors and approved by the stockholders of the Corporation.

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     IN WITNESS WHEREOF, Nicholas-Applegate Growth Equity Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 20, 1988.

WITNESS:                                NICHOLAS-APPLEGATE GROWTH EQUITY
                                          FUND, INC.

/s/ Robert E. Carlson                   By /s/ Fred C. Applegate
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Secretary                                 President

     THE UNDERSIGNED, President of Nicholas-Applegate Growth Equity Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        /s/ Fred C. Applegate
                                        --------------------------------------
                                        President

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